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Exhibit 99.1

Split-Off and Merger Approved at Liberty Media's Special Meeting of Stockholders

        ENGLEWOOD, Colo., November 19, 2009—Liberty Media Corporation ("Liberty Media") (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) announced that, at the previously announced special meeting of stockholders held on November 19, 2009 at 9:30 a.m., ET time, the holders of Liberty Entertainment common stock entitled to vote thereat, approved, among other things, the split-off (the "Split-Off") of Liberty Entertainment, Inc. ("LEI") from Liberty Media and the business combination transaction between The DIRECTV Group, Inc. ("DIRECTV") and LEI (the "DTV Business Combination").

        Assuming all other conditions to the Split-Off and the DTV Business Combination are satisfied or waived, Liberty Media will redeem 90% of the outstanding shares of Liberty Entertainment common stock in exchange for all of the outstanding shares of common stock of LEI at 5:00 pm, NYC time, tonight. Liberty Media will redeem 0.9 of each outstanding share of Liberty Entertainment common stock for 0.9 of a share of the corresponding series of common stock of LEI. Immediately after the completion of the Split-Off, the parties will complete the DTV Business Combination and each of LEI and DIRECTV will become wholly owned subsidiaries of a new public company to be named DIRECTV ("Holdings"). In the DTV Business Combination, (i) all shares of LEI common stock will be exchanged for shares of Holdings Class A common stock, other than the shares of LEI Series B common stock held by John C. Malone, Chairman of the Boards of Liberty Media, and certain related persons, which will be exchanged for shares of Holdings Class B common stock, and (ii) each share of DIRECTV common stock will be exchanged for one share of Holdings Class A common stock. Each share of Holdings Class A common stock will entitle the holder to one vote per share, and each share of Holdings Class B common stock will entitle the holder to 15 votes per share and to certain limited consent rights. The final exchange ratio for the LEI shares in the DTV Business Combination will be announced following the completion of the transactions.

        Liberty Media also intends to complete the redesignation of the Liberty Entertainment common stock as Liberty Starz common stock immediately following the completion of the DTV Business Combination this evening.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the completion of the Split-Off and DTV Business Combination. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

        Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the merger agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the Securities and Exchange Commission ("SEC"). Liberty Media stockholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC's website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to D.F. King & Co., Inc. at (800) 628-8532.

Participants in a Solicitation

        The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

        Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ: LINTA, LINTB), which includes Liberty Media's interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ: LMDIA, LMDIB), which includes Liberty Media's interests in The DIRECTV Group, Inc., Starz Entertainment and WildBlue Communications, Inc., and (3) the Liberty Capital group (NASDAQ: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media's interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact:
Courtnee Ulrich
720-875-5420

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Split-Off and Merger Approved at Liberty Media's Special Meeting of Stockholders